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                                                                  EXHIBIT 3.22

                                     BYLAWS
                                       OF
                              DEETER FOUNDRY, INC.

                                   ARTICLE I.

                                     OFFICES

      Section 1. The principal office of the Corporation in the State of Nebraska shall be located in the City of Lincoln, County of Lancaster. The Corporation may have such other offices, either within or without the State of Nebraska, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

      Section 2. The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Nebraska, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II.

                                  SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of the shareholders shall be held in the month of April at 4:00 o'clock p.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nebraska, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      Section 2. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

      Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nebraska, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Nebraska.



the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
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                                  ARTICLE III.

                               BOARD OF DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

      Section 2. Number, Tenure and Qualifications. The number of Directors of the ration shall be not less than five nor more than twelve, and the initial Board of Directors shall consist of eight Directors selected by the shareholders at their first meeting and Directors shall serve for a term of one year and until their successors are elected and qualified, and need not be shareholders.

      Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nebraska, for the holding of additional regular meetings without other notice than such resolution.

      Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nebraska, as the place for holding any special meeting or the Board of Directors called by them.

      Section 5. Notice of Special Meetings. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed. such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Appearance of any Director at a meeting shall constitute a waiver of notice of such meeting to such Director, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term


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of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

      Section 9. Compensation. By resolution of the Board of Directors the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV.

                                    OFFICERS

      Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents {the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

      Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

      Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. The President. The President shall be the principal executive officer Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties


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incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 6. The Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

      Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 8. The Assistant Secretary. In the absence of the Secretary, the Assistant Secretary shall perform the duties of the Secretary and when so acting shall have the powers of and be subject to all of the restrictions placed upon the Secretary, and shall perform such other duties as from time to time may be assigned to him or her by the Secretary or by the President or the Board of Directors.

      Section 9. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

      Section 10. The Assistant Treasurer. In the absence of the Treasurer, the Assistant Treasurer shall perform the duties of the Treasurer and when so acting shall have the powers of and be subject to all of the restrictions placed upon the Treasurer, and shall perform such other duties as from time to time may be assigned to him or her by the Treasurer or by the President or the Board of Directors.


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      Section 11. Salaries. The salaries of the officers shall be fixed from time to time the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                   ARTICLE V.

                      CONTRACTS, LOANS. CHECKS AND DEPOSITS

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, and Other Orders for the Payment of Money. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VI.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be represented on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, except that in case of a lost, destroyed or the mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


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                                  ARTICLE VII.

                                 INDEMNIFICATION

      Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust , or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not be opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee. or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 3. To the extent that a director. officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 hereof, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

      Section 4. Any indemnification under Sections 1 and 2 hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 1 and 2 hereof. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders, as the case may be.


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      Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in
Section 4 hereof upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this section.

      Section 6. No provision for the Corporation to indemnify a director who is made a party to a proceeding, whether contained in the Articles of Incorporation, the Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Bylaw. Nothing contained in this Bylaw shall limit the Corporation's ability to reimburse expenses incurred by a director in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

      Section 7. For purposes of this Bylaw, (i) the Corporation shall be deemed to have requested a director to serve an employee benefit plan when the performance by him or her of his or her duties to the corporation also imposes duties on, or otherwise involves services by him or her to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines, and (iii) action taken or omitted by a director with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

      Section 8. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as an officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this section.

      Section 9. Any indemnification of a director in accordance with this Bylaw, including any payment or reimbursement of expenses, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to such meeting.

                                  ARTICLE VIII.

                                   FISCAL YEAR

      The fiscal year of the Corporation shall be January 1 to December 31.


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                                   ARTICLE IX.

                                    DIVIDENDS

      The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE X.

                                      SEAL

      The Board of Directors may provide a corporate seal and shall have inscribed thereon the name of the Corporation and the state or incorporation and the words "Corporate Seal".

                                   ARTICLE XI.

                                WAIVER OF NOTICE

      Whenever any notice is required to be given to any shareholder or Director or the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of The Nebraska Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XII.

                                   AMENDMENTS

      These Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that these Bylaws shall. not be amended without the unanimous consent of the Directors unless ten (10) days' written notice of any meeting called for the purpose of amending the Bylaws is delivered to each Director.


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      Approved and adopted by the Directors of the Corporation as of the 26th day of August, 1994.


                                            /s/ Douglas E. Deeter
                                          -------------------------------------
                                          Douglas E. Deeter, Director

                                            /s/ Leslie P. Deeter
                                          -------------------------------------
                                          Leslie P. Deeter, Director

                                            /s/ Eugene A. Deeter
                                          -------------------------------------
                                          Eugene A. Deeter, Director

                                            /s/ Jacqueline Deeter
                                          -------------------------------------
                                          Jacqueline Deeter, Director

                                            /s/ Jane Pohlman
                                          -------------------------------------
                                          Jane Pohlman, Director

                                            /s/ Carol Campbell
                                          -------------------------------------
                                          Carol Campbell, Director

                                            /s/ Jeffrey S. Jenkins
                                          -------------------------------------
                                          Jeffrey S. Jenkins, Director

                                            /s/ L. Bruce Wright
                                          -------------------------------------
                                          L. Bruce Wright, Director




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